UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 30, 2024

SHARPLINK GAMING LTD.

(formerly Mer Telemanagement Solutions Ltd.)

(Exact name of registrant as specified in charter)

Israel	7999	98-1657258
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	SBET	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

On January 25, 2024, SharpLink Gaming Ltd. (“SharpLink” or the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”), disclosing details of the sale of its SportsHub/fantasy sports and free to play sports game development business units to RSports Interactive, Inc. for $22.5 million in an all-cash transaction (the “Equity Sale”). The Company further disclosed that it used a portion of the proceeds from the Equity Sale to retire approximately $19.4 million, in aggregate, in outstanding debt obligations, thereby significantly strengthening its balance sheet. As a result of the Equity Sale, the Company’s total stockholders’ equity now exceeds $2.5 million as of the date of the above referenced Form 8-K filing.

As reported on a Form 8-K filed with the SEC on December 12, 2023, SharpLink submitted a hearing request with the Nasdaq Hearings Panel (the “Panel”) on November 28, 2023, relating to the Nasdaq Listing Qualification Staff’s (the “Nasdaq Staff”) determination to delist the Company’s securities from The Nasdaq Stock Market (“Nasdaq”) due to the Company’s failure to meet the minimum $2.5 million shareholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b)(1). On November 28, 2023, the Company was notified by Nasdaq that an oral hearing (the “Hearing”) had been scheduled for February 20, 2024; and, the delisting action referenced in the Nasdaq Staff’s determination letter, dated November 21, 2023, had been stayed, pending a final determination by the Panel.

As a result of the Equity Sale, the Company believes that it has regained compliance with all applicable continued listing requirements and has requested that the Nasdaq Staff determine whether the hearing should be canceled. In the event the Company is deemed back in compliance by Nasdaq and the hearing is canceled, the Company will provide a further update on its compliance status.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These express or implied statements are not promises or guarantees and involve substantial risks and uncertainties. Examples of forward-looking statements herein include, without limitation, statements regarding the Company’s intent or ability to regain compliance with the minimum stockholders’ equity requirement, and any courses of action to regain compliance with the Nasdaq continued listing requirements. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, there can be no assurance that Nasdaq will cancel the Hearing or grant the Company any relief from delisting as necessary or whether the Company can sustain compliance with continued listing requirements over the long term. These forward-looking statements should be considered together with the risks and uncertainties that may affect the Company’s business and future results included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to the Company, and the Company assumes no obligation to update any forward-looking statements except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING LTD.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: January 30, 2024